Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of November 4, 2026 (the “Effective Date”), between Highway Holdings Limited, a British Virgin Islands company (the “Company”), and Mr. David Lazar, an Israeli and E.U. citizen residing in Panama (the “Purchaser” or “Lazar”).

WHEREAS, the Company has been exploring the strategic options available to it that will result in, what it believes to be, the best opportunity available to maximize the value of the Company and its stakeholders;

WHEREAS, the Purchaser, who has experience in investing and acquiring U.S. public companies, proposed completing a series of transactions with the Company that will involve, among other terms set forth in this Agreement, (i) an investment of Seven Million Dollars (USD $7,000,000) of new capital, released at the Closing (as defined below), to the Company (the “Investment”) in exchange for the Company issuing the Securities (as defined below), which Securities, upon becoming fully convertible, will represent not less than 95% of the issued and outstanding Common Shares as of the Effective Date, after giving effect to all Common Shares and Common Share Equivalents issued or issuable as of the Closing, and (ii) the Purchaser and one Purchaser Nominee (as defined below), in connection with the Closing, being appointed to vacancies on the Board of Directors (as defined below), and the Purchaser having a right to nominate up to an additional five (5) individuals to be elected to the Board of Directors at the Company’s next special meeting of shareholders (the “Special Meeting”); and

WHEREAS, it is the intention of the parties hereto that the Purchaser’s acquisition of Securities under the Transaction Documents shall be exempt from Section 16(b) of the Exchange Act by virtue of the Company as a “foreign private issuer”, as defined in Rule 405 of Regulation C of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 3b-4 of the Exchange Act, and, accordingly, the Securities hereunder are exempt from Section 16(b) of the Exchange Act.

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to the applicable regulations under the Securities Act, including pursuant to Regulation S of the Securities Act, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, the Securities of the Company and to consummate the other transactions contemplated by this Agreement and the other Transaction Documents (collectively, the “Contemplated Transactions”) as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE 1.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Share Designations (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning given such term in Section 4.8.

“Action” shall have the meaning given such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company or any authorized committee thereof.

“Business Day” means any day other than Saturday, Sunday, any day which is a federal legal holiday in the United States or any other day on which commercial banks in the City of New York, New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in the City of New York, New York are generally open for use by customers on such day.

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” means the date on which the Closing occurs, as determined in accordance with Section 2.2.

“Closing Shares” shall mean the aggregate shares of Series AA Preferred Shares and Series AAA Preferred Shares issued at the Closing.

“Commission” means the United States Securities and Exchange Commission.

“Common Shares” means the common shares of the Company, par value $0.01 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Share Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Shares, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Shares.

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“Company Party” means the Company’s directors, officers, shareholders, employees, agents, and representatives, including those directors comprising the current Board of Directors.

“Confidentiality Agreement” shall have the meaning set forth in Section 3.2(g).

“Contemplated Transactions” shall have the meaning given such term in the recitals.

“Conversion Shares” means, collectively, the Common Shares issuable upon conversion of the Preferred Shares in accordance with the terms of the Share Designations.

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“Disclosure Time” means, (i) if this Agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, 9:01 a.m. (New York City time) on the Trading Day immediately following the date hereof, and (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the date hereof.

“Environmental Laws” shall have the meaning given such term in Section 3.1(m).

“Evaluation Date” shall have the meaning given such term in Section 3.1(r).

“Exchange Act” means Securities Exchange Act of 1934, as amended.

“Exempt Issuance” means the issuance of (a) Common Shares or options, restricted stock units or other equity awards to employees, consultants, contractors, advisors, officers or directors of the Company pursuant to any stock, option or equity plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities upon the exercise, exchange or conversion of any Securities issued hereunder, and/or other securities exercisable or exchangeable for or convertible into Common Shares issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors on the Board of Directors, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, or (d) the issuance of Common Shares to the Purchaser upon conversion of the Series AA Preferred or Series AAA Preferred.

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“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“GAAP” shall have the meaning given such term in Section 3.1(h).

“Indebtedness” shall have the meaning given such term in Section 3.1(z).

“Investment” shall have the meaning given such term in the recitals.

“IT Systems and Data” shall have the meaning given such terms in Section 3.1(gg).

“Legacy Business” means the business and operations of the Company as conducted immediately before the Closing, including the subsidiaries set forth on Schedule 3.1(a) and the related assets, liabilities and employees.

“Lazar” shall have the meaning set forth in the preamble.

“Legacy Holders” means the holders of Common Shares as of the Spin-Off Record Date, excluding the Purchaser, his Affiliates and any transferee under the Securities Purchase Rights Transfer Right, and excluding holders of Preferred Shares and Conversion Shares.

“Legacy Liabilities” means all Liabilities of the Company, NewCo or any of their respective subsidiaries, whenever arising or asserted, to the extent arising out of or relating to (a) the Legacy Business, (b) any period, act or omission prior to the Closing (including all Liabilities set forth on Schedule 3.1(z) and all lease, loan, tax, employee, severance, joint venture and environmental Liabilities), (c) the Reorganization or the Spin-Off (including all taxes, stamp duties and costs resulting therefrom), (d) the operation of the Legacy Business from the Closing until the completion of the Spin-Off, or (e) any expense of the Company, the Special Committee or the Legacy Holders that is allocated under this Agreement to the Legacy Business; provided, that the Purchaser’s sole obligation in respect of the Legacy Business and the Legacy Liabilities shall be the payment of the Purchase Price, which the Company has elected to apply as set forth in Exhibit B (including $3,048,011.00 as working capital for the Legacy Business, $1,951,989.00 for compensation payments and $2,000,000 for the cash dividend to Legacy Holders).

“Liabilities” means any and all liabilities, obligations, debts, taxes and commitments of any kind, whether known or unknown, accrued or contingent, matured or unmatured, and whether or not required to be reflected on a balance sheet prepared in accordance with GAAP.

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“Liens” means an adverse claim, lien, charge, pledge, security interest, encumbrance, right of first refusal, or preemptive right.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning given such term in Section 3.1(n).

“Nasdaq” means the Nasdaq Stock Market, LLC.

“NewCo” means a BVI business company to be formed as a wholly owned subsidiary of the Company to hold the Legacy Business.

“No-Shop Covenant” shall have the meaning given such term in Section 4.20.

“Participation Maximum” shall have the meaning given such term in Section 4.16(a).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pre-Notice” shall have the meaning given such term in Section 4.16(b).

“Preferred Shares” means the Series AA Preferred Shares and Series AAA Preferred Shares issued at the Closing, having the rights, preferences and privileges set forth in the Share Designations, in the form set forth in Exhibit A.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or, to the Company’s knowledge, threatened in writing, against the Company before or by any court, arbitrator, governmental, or administrative agency or regulatory authority.

“Purchase Price” means Seven Million Dollars (USD $7,000,000), payable in accordance with the terms herein in exchange for the Securities issued at the Closing, as provided in Article 2 of this Agreement.

“Purchaser” shall have the meaning set forth in the preamble.

“Purchaser Available Funds” shall have the meaning set forth in Section 3.2(j).

“Purchaser Nominees” shall have the meaning given such term in Section 4.15(d).

“Required Approvals” shall have the meaning given such term in Section 3.1(e).

“Required Minimum” means, as of any date, the maximum aggregate number of Common Shares issuable or potentially issuable in the future pursuant to the Transaction Documents, including through the conversion of the Preferred Shares, ignoring any conversion and other limits that may be set forth in the Share Designations.

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“Reorganization” means the formation of NewCo and the contribution or transfer of the Legacy Business, including the subsidiaries, to NewCo, with cash allocated per Exhibit B, and the assumption by NewCo of all Legacy Liabilities, under the Spin-Off Documents.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Share Designations” means the amendment to the Company’s Memorandum and Articles of Association creating and setting forth the rights, privileges, restrictions and conditions of the Series AA Preferred Shares and the Series AAA Preferred Shares, adopted by resolution of directors under the BVI Business Companies Act, 2004 and filed with the BVI Registrar of Corporate Affairs before the Closing, in the forms of Exhibit A attached hereto.

“SEC Reports” shall have the meaning given such term in Section 3.1(h).

“Second Meeting” shall have the meaning given such term in Section 4.15(c).

“Securities” means the Preferred Shares and the Conversion Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Purchase Rights” shall have the meaning given such term in Section 2.3(a)(v).

“Securities Purchase Rights Transfer Right” shall have the meaning given such term in Section 2.3(a)(v).

“Solvency Test” means the solvency test set out in section 8 of the Insolvency Act, 2003, of the British Virgin Islands.

“Special Meeting” shall have the meaning given such term in the recitals.

“Spin-Off” means the pro rata distribution of all NewCo shares to Legacy Holders.

“Spin-Off Documents” means the contribution and separation agreement and related instruments implementing the Reorganization and Spin-Off, to be entered into following the Closing, in form reasonably acceptable to the Company and the Purchaser, which shall in any event provide that (i) NewCo is a party thereto, (ii) NewCo assumes, and agrees to pay, perform and discharge when due, all Legacy Liabilities, (iii) NewCo indemnifies the Company and each Purchaser Party against all Legacy Liabilities, without any cap, deductible or survival limitation, and (iv) the Company and each Purchaser Party are express third-party beneficiaries thereof (collectively, the “Required Spin-Off Terms”). The Special Committee shall not approve or execute any Spin-Off Document that does not contain the Required Spin-Off Terms.

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“Spin-Off Issuance Restriction” shall have the meaning given such term in Section 4.15(a).

“Spin-Off Record Date” means the date fixed by the Special Committee, at or about the time of the Spin-Off, for determining the Legacy Holders entitled to receive the Spin-Off.

“Spin-Off Transfer Restriction” shall have the meaning given such term in Section 4.18(g).

“Stated Value” means the Stated Value of the Preferred Shares as set forth in the Share Designations.

“Shareholder Approval” means all such approvals as may be required by the applicable rules and regulations of the Nasdaq Capital Market (or any successor entity) or under applicable law from the shareholders of the Company with respect to the sale and conversion of all the Securities to the Purchaser.

“Shareholder Meeting” means the Special Meeting or such other special meeting of the shareholders of the Company in which Shareholder Approval is voted on as set forth in a proxy statement prepared by the Company and distributed to its shareholders, which shall be subject to input from the Purchaser to confirm their rights and the Company’s obligations under this Agreement.

“Subsequent Financing” shall have the meaning given such term in Section 4.16(a).

“Subsequent Financing Notice” shall have the meaning given such term in Section 4.16(b).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Shares are listed or quoted for trading on the date in question: the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTC (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Share Designations, all exhibits and schedules thereto and hereto, the Confidentiality Agreement, the Voting Agreement and any other documents or agreements executed by all or any of the parties hereto in connection with the Contemplated Transactions.

“Transfer Agent” means Computershare Trust Company, N.A., the current transfer agent of the Company, and any successor transfer agent of the Company.

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ARTICLE 2.

PURCHASE AND SALE

2.1 Purchase of Preferred Shares. Upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchaser agrees to purchase, the Securities for an aggregate Purchase Price of Seven Million Dollars (USD $7,000,000) at the Closing as follows: (i) One Million Seven Hundred and Fifty Thousand (1,750,000) shares of Series AA Preferred Shares (each Series AA Preferred Share shall be convertible into 0.52849828571 Common Shares, for a total of 924,872 Common Shares) at a price per share of $2.00, or Three Million Five Hundred Thousand Dollars (USD $3,500,000), and (ii) One Million Seven Hundred and Fifty Thousand (1,750,000) shares of Series AAA Preferred Shares (each Series AAA Preferred Share shall be convertible into 49.703984 Common Shares, for a total of 86,981,972 Common Shares) at a price per share of $2.00, or Three Million Five Hundred Thousand Dollars (USD $3,500,000), in the aggregate. The parties acknowledge and agree that the 4,626,676 Common Shares issued and outstanding immediately prior to the Closing shall remain issued and outstanding in their current form and number immediately following the Closing, and shall not be redeemed, repurchased, cancelled, reclassified, converted or otherwise modified, or the rights thereof varied, in connection with the Contemplated Transactions. Notwithstanding anything herein to the contrary, the aggregate number of Conversion Shares issuable upon conversion of all of the Preferred Shares shall be not less than 95% of the issued and outstanding Common Shares immediately following such conversion (including the Conversion Shares and all Common Shares issuable upon exercise of Common Share Equivalents outstanding as of the Closing), and the Share Designations shall set the conversion prices of the Preferred Shares accordingly.

2.2 Closing. The purchase and sale of the Preferred Shares shall take place remotely via the exchange of documents and signatures, on the Effective Date or at such other time as is mutually agreed upon, orally or in writing, by the Company and the Purchaser (the consummation of such purchase and sale being designated as the “Closing”, and the date of such Closing, the “Closing Date”). At the Closing, upon the terms and subject to the conditions set forth herein, (a) the Purchaser shall pay the Purchase Price to the Company by wire transfer to the bank accounts designated by the Company as set forth in Exhibit C attached hereto, (b) the Company shall in exchange issue and deliver to the Purchaser 1,750,000 shares of Series AA Preferred Shares and 1,750,000 shares of Series AAA Preferred Shares, in the manner set forth in Section 2.3(a)(i), and (c) the Company and the Purchaser shall deliver the other items set forth in Section 2.3 that are deliverable at the Closing.

2.3 Deliverables.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i) a book-entry statement or share certificate evidencing issuance of the Closing Shares and an updated register of members of the Company;

(ii) as-filed Share Designations for the Series AA Preferred Shares and for the Series AAA Preferred Shares, in the form attached hereto as Exhibit A;

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(iii) a copy of the executed officer resignation and transition agreements from the executive officers of the Company set forth on Schedule 2.3 attached hereto in a form reasonably acceptable to Purchaser and the Company, which will be effective immediately upon the Closing, together with a general release of claims against the Company from each such executive officer, it being agreed that all amounts payable under such agreements shall be paid solely from the $1,951,989.00 allocated to compensation payments in Exhibit B and that the Company shall have no further obligation thereunder;

(iv) a copy of the executed resignation letters from the directors of the Company set forth on Schedule 2.3 attached hereto, each in a form acceptable to Purchaser and the Company, with such resignations to be effective immediately after Shareholder Approval has been obtained;

(v) a copy of resolutions of the Company’s Board of Directors (A) authorizing the Company’s execution and delivery of this Agreement, and authorizing the Company’s performance of this Agreement, including, inter alia, the authorization and issuance of the Securities, as well as the authorization of the right for the Purchaser to assign and transfer either the Securities (together with the Common Shares underlying any such Securities) and/or its rights to acquire the Securities (including the Common Shares underlying any such Securities) to be purchased by the Purchaser pursuant to this Agreement (the “Securities Purchase Rights”), including by way of option for the Purchaser to sell and/or a transferee thereof to purchase, the Securities Purchase Rights (the “Securities Purchase Rights Transfer Right”), in each case subject to Purchaser’s compliance with Section 5.6 and to the extent permitted by applicable law (B) the appointment of Purchaser and one (1) of the Purchaser Nominees as a director to serve on the Board of Directors effective as of the Closing, (C) the appointment of Purchaser as a co-signatory over the Company’s bank accounts into which the Purchase Price is deposited, effective immediately following the Closing, and (D) appointing the Purchaser as Chief Executive Officer, effective immediately following the Closing; and

(vi) the flow of funds as determined by the Purchaser and the Company and included as Exhibit B, which funds, along with the Purchase Price received at the Closing, shall be available to fund the Company as set forth therein;

(vii) evidence of filing and registration of the Share Designations and the amended Memorandum and Articles of Association with the BVI Registrar of Corporate Affairs;

(viii) an executed amendment to the Rights Agreement dated May 8, 2018 between the Company and Computershare Trust Company, N.A. exempting the Purchaser from being an “Acquiring Person”;

(ix) an executed mutual voting agreement in the form attached hereto as Exhibit D (the “Voting Agreement”).

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(b) On or prior to the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following:

(i) the Purchase Price by wire transfer to the accounts as specified in writing by the Company in Exhibit C; it being clarified that the Purchase Price shall be for the benefit of the Company to use as per the flow of funds included as Exhibit B.

2.4 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality, in all respects) as of such date), except where the failure of such representations and warranties described in this clause to be so true and correct (without giving effect to any qualification as to materiality, Material Adverse Effect or similar qualification set forth therein), individually or in the aggregate, has not had a Material Adverse Effect on (A) the legality, validity or enforceability of any Transaction Document, (B) the business, assets or liabilities of the Purchaser or (C) the Purchaser’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document;

(ii) all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed;

(iii) the delivery by the Purchaser of the items set forth in Section 2.3(b); and

(iv) no court or governmental authority of competent jurisdiction shall have issued or entered any order, or enacted any law, that is then in effect and enjoins, restrains or prohibits the consummation of the Contemplated Transactions.

(b) The obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate in all material respects or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of such date, except where the failure of such representations and warranties described in this clause to be so true and correct (without giving effect to any qualification as to materiality, Material Adverse Effect or similar qualification set forth therein), individually or in the aggregate, has not had a Material Adverse Effect;

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(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.3 (a);

(iv) trading in the Common Shares shall not have been suspended by the Commission or the Company’s Trading Market;

(v) no court or governmental authority of competent jurisdiction shall have issued or entered any order, or enacted any law, that is then in effect and enjoins, restrains or prohibits the consummation of the Contemplated Transactions;

(vi) an opinion of British Virgin Islands counsel to the Company as to the due authorization and valid issuance of the Preferred Shares and the Conversion Shares, in form reasonably satisfactory to the Purchaser;

(vii) evidence of termination of that certain master agreement, dated August 10, 2026, by and between the Company and Guangdong Huahu New Energy Technology Co., Ltd, in form reasonably satisfactory to the Purchaser; and

(viii) all consents set forth on Schedule 3.1(e)(ii) shall have been obtained.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or warranty made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to the Purchaser as of the Effective Date and as of the Closing Date (unless such representation is made as of a specific date therein, in which case, such representation shall be accurate as of that specific date):

(a) Subsidiaries. As of the Effective Date, the Company owns, directly or indirectly, the equity interests in each of the subsidiaries set forth on Schedule 3.1(a) in the percentages set forth therein, free and clear of all Liens except as set forth on Schedule 3.1(a). Each such subsidiary will be transferred to NewCo in the Reorganization.

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(b) Organization and Qualification. The Company is an entity duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Other than as set forth on Schedule 3.1(b), the Company is not in violation or default of any of the provisions of its Memorandum and Articles of Association. The Company is qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, liabilities or condition (financial or otherwise) of the Company, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”); provided, that a change, effect, development or circumstance to the extent arising or resulting from: (A) a change in the market price or trading volume of the Common Shares; (B) general conditions applicable to the economy of the United States or foreign economies in general, including changes in interest rates and tariffs; (C) any act of God, natural disaster or extreme weather conditions or any epidemics, pandemics, disease outbreaks, or other public health emergencies; (D) acts of terrorism or war (whether or not declared) occurring prior to, on or after the date of this Agreement; (E) conditions generally affecting the industry in which the Company operates; (F) any changes in applicable laws or accounting rules (including GAAP) occurring after the date hereof; or (G) the public announcement, pendency or performance of the Contemplated Transactions; or (H) the Reorganization or Spin-Off, shall not be deemed to constitute a Material Adverse Effect. As of the Effective Date, no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to perform its obligations under this Agreement and the other Transaction Documents. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the performance by it of the Contemplated Transactions have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s shareholders in connection herewith or therewith, other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which the Company is a party has been (or upon delivery at the Closing will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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(d) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s Memorandum and Articles of Association, or (ii) except as set forth on Schedule 3.1(d)(ii), conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) subject to receipt of the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any material consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.7, (ii) the receipt of consent from or provision of notice to those parties (A) set forth on Schedule 3.1(e)(ii) or (B) that are contemplated by the Transaction Documents, (iii) the notice, non-objection and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities and the listing of the Conversion Shares for trading thereon in the time and manner required thereby, (iv) the Shareholder Approval and other approvals contemplated by Section 4.15(b), and (v) such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f) Issuance of the Securities. The Preferred Shares at the time of issuance shall be duly designated (as applicable), authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid, and nonassessable, free and clear of any Lien imposed by the Company. The Conversion Shares upon issuance in accordance with the terms of the Preferred Shares will be duly and validly issued, fully paid, and nonassessable, free and clear of any Lien imposed by the Company. The Company has reserved from its duly authorized capital stock a number of Common Shares for conversion of the Preferred Shares into the Conversion Shares on the date hereof, subject to Shareholder Approval.

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(g) Capitalization. The capitalization of the Company as of the date hereof is as set forth on Schedule 3.1(g). Except as set forth on Schedule 3.1(g):

(i)	The Company has not issued any capital stock since filing its Annual Report on Form 20-F for the year ending March 31, 2026 with the Commission, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of Common Shares to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Share Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the Contemplated Transactions.

(ii)	Except as a result of the purchase and sale of the Securities as contemplated hereby, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any Common Shares, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional Common Shares or Common Share Equivalents.

(iii)	The issuance and sale of the Securities to the Purchaser pursuant to this Agreement will not obligate the Company to issue Common Shares or other securities to any Person (other than the Purchaser).

(iv)	Except as set forth on Schedule 3.1(g), there are no outstanding securities or instruments of the Company with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company.

(v)	Except as set forth on Schedule 3.1(g), there are no outstanding securities or instruments of the Company that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company.

(vi)	The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

(vii)	All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.

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(viii)	Except for the Required Approvals, no further approval or authorization of any shareholder, the Board of Directors or others is required for the issuance and sale of the Preferred Shares; and, other than with respect to approval by the stockholders of the Company at a duly convened meeting thereof, no further approval or authorization of any shareholder is or will be required for the issuance of the Conversion Shares.

(ix)	There are no shareholders’ agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders that is currently in effect.

(h) SEC Reports; Financial Statements. Other than as set forth on Schedule 3.1(h), the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the year preceding the date of the Closing (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Prior to the Effective Date, the Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest financial statements included within the SEC Reports, except as set forth on Schedule 3.1(i): except as otherwise provided in or contemplated by this Agreement and the other Transaction Documents, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, (iii) the Company has not altered its method of accounting in any material respect, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders (other than the Spin-Off or any distribution to Legacy Holders contemplated by this Agreement) or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information.

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(j) Litigation. Except as set forth on Schedule 3.1(j), as of the Effective Date there is no material action, suit, inquiry, notice of violation, Proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”). None of the Actions set forth on Schedule 3.1(j), (i) would adversely affect or challenge the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) would, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. As of the Effective Date, neither the Company nor any director or officer thereof is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty that could result in a Material Adverse Effect. Except as set forth on Schedule 3.1(j), as of the Effective Date, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or executive officer of the Company. As of the Effective Date, the Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

(k) Labor Relations. Except as set forth on Schedule 3.1(k), no labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s employees is a member of a union that relates to such employee’s relationship with the Company, and the Company is not a party to a collective bargaining agreement, and the Company believes that its relationships with its employees are good. To the knowledge of the Company, no executive officer of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters. The Company is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(l) Compliance. Except as set forth on Schedule 3.1(l) of the Disclosure Schedules, the Company: (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any judgment, decree or order of any court, arbitrator or other governmental authority that existed as of the Effective Date or (iii) is, to the Company’s knowledge, not in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case of clause (i), (ii) and (iii) as would not have or reasonably be expected to result in a Material Adverse Effect.

(m) Environmental Laws. To the knowledge of the Company, the Company (i) is in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business as currently conducted; and (iii) is in compliance with all terms and conditions of any such permit, license or approval except where, in each clause (i), (ii) and (iii), the failure to so comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(n) Regulatory Permits. Except as set forth on Schedule 3.1(n), the Company possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business as currently conducted, except where the failure to possess such permits would not reasonably be expected to have or result in a Material Adverse Effect (“Material Permits”), and the Company has not received any notice of Proceedings relating to the revocation or modification of any Material Permit.

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(o) Title to Assets. Except as set forth on Schedule 3.1(o), the Company has good and valid title in all personal property owned by it that is material to the business of the Company, including property that will remain after giving effect to the Reorganization and Spin-Off, as currently conducted, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Except as set forth on Schedule 3.1(o) and as contemplated by the use of proceeds in Section 4.9, any real property and facilities currently held under lease by the Company are held by them under valid, subsisting and enforceable leases with which the Company is in compliance in all material respects. The Company does not own any real property.

(p) Offering Exemption. Subject to the accuracy of the representations of the Purchaser set forth in this Agreement, the offer, sale and issuance of the Securities to be issued to the Purchaser in conformity with the terms of this Agreement constitute transactions which at the time of issuance shall be exempt from the registration requirements of the Securities Act and from all applicable U.S. state registration or qualification requirements. The Company has implemented all necessary offering restrictions applicable to the transactions contemplated by this Agreement under Regulation S promulgated under the Securities Act. Subject to the receipt of the Required Approvals, and assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2 and information provided by the Purchaser which was submitted to the Trading Market in connection with the Required Approval, the issuance and sale of the Securities to the Purchaser hereunder will not contravene the rules and regulations of the Trading Market.

(q) Transactions With Affiliates and Employees. Except as set forth on Schedule 3.1(q) or any transaction contemplated by this Agreement, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company are presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

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(r) Sarbanes-Oxley; Internal Accounting Controls. The Company is in compliance in all material respects with applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company that have materially affected the internal control over financial reporting of the Company.

(s) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the Investment. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the Investment.

(t) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(u) Registration Rights. Except as set forth on Schedule 3.1(u), no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(v) Listing and Maintenance Requirements. As of the Effective Date, the Common Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to the Company’s knowledge is likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as set forth on Schedule 3.1(v), the Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Shares are or have been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company has used commercially reasonable efforts to reach compliance with the listing or maintenance requirements in the foreseeable future. The Common Shares are currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

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(w) Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Memorandum and Articles of Association (or similar charter documents) or the BVI Business Companies Act, 2004 that is or could become applicable to the Purchaser as a result of the Purchaser’s and the Company’s fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchaser’s ownership of the Securities.

(x) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Purchaser or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information as of the Closing about the Company or its current business which has not been otherwise disclosed. The Company understands and confirms that the Purchaser will rely on the foregoing representation in effecting transactions in securities of the Company.

(y) No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2 and except for the Company securities to be issued as provided in the Transaction Documents and as part of the Contemplated Transactions, neither the Company, nor any Person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated under U.S. federal securities laws with prior completed offerings by the Company for purposes of any applicable stockholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(z) Solvency. Based on the financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder and the Purchaser’s compliance with its obligations to deliver the Purchase Price as provided in this Agreement, the fair saleable value of the Company’s assets (including the proceeds from the sale of Securities hereunder) exceeds the amount that will be required to be paid on or in respect of the Company’s existing known debts and other liabilities (including known contingent liabilities) as they mature as of the Closing Date. Schedule 3.1(z) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company, or for which the Company has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed (other than trade accounts payable incurred in the ordinary course of business), including all loans payable, (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) all lease liabilities (whether under operating or finance leases) recognized or required to be recognized in accordance with GAAP. Except as set forth on Schedule 3.1(z), as of the Effective Date, the Company is not in default with respect to any Indebtedness.

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(aa) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(bb) Foreign Corrupt Practices. Neither the Company nor to the knowledge of the Company, any agent or other person acting on behalf of the Company prior to the Effective Date, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of FCPA.

(cc) Accountants. The Company’s independent accounting firm for the fiscal year ended March 31, 2026 was Marcum Asia CPAs LLP. To the knowledge and belief of the Company, such accounting firm: (i) was a registered public accounting firm as required by the Exchange Act and (ii) expressed its opinion with respect to the financial statements that were included in the Company’s Annual Report on Form 20-F for the fiscal year ended March 31, 2026.

(dd) Regulation M Compliance. As of the Effective Date, the Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(ee) No General Solicitation or Directed Selling Efforts. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising or “directed selling efforts” (as defined in Rule 902(c) of Regulation S).

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(ff) Stock Option Plans. Each stock option granted by the Company under the Company’s equity incentive plans was granted (i) in accordance with the terms of the Company’s equity incentive plans and (ii) with an exercise price at least equal to the fair market value of the Common Shares on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s equity incentive plans has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its financial results or prospects. As of the Effective Date, the Company had 475,149 shares available for issuance under its 2020 Stock Option and Restricted Stock Plan, as amended.

(gg) Cybersecurity. To the knowledge and belief of the Company, as of the Effective Date (i)(x) there has been no security breach or other compromise of or relating to any of the Company’s material information technology and computer systems, networks, hardware, software, data (including the data of its customers, employees, suppliers, vendors and any third party data maintained by or on behalf of the Company), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company has not been notified in writing of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data; and (ii) the Company is presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would in each case not, individually or in the aggregate, have a Material Adverse Effect.

(hh) Office of Foreign Assets Control. Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company serving prior to the Effective Date is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(ii) Money Laundering. The operations of the Company are and have been conducted at all times in compliance in all material respects with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(jj) Foreign Private Issuer. The Company qualifies as a “foreign private issuer” pursuant to Rule 405 of Regulation C under the Securities Act and Rule 3b-4 under the Exchange Act.

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3.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless such a representation is made as of a specific date therein, in which case, such representation shall be accurate as of that specific date):

(a) Capacity; Authority. The Purchaser is a natural person who has the right, power and legal capacity to enter into and deliver the Agreement and the other Transaction Documents and to consummate the Contemplated Transactions and otherwise to carry out his obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Purchaser and the consummation by him of the Contemplated Transactions have been authorized by all necessary action. Each Transaction Document to which he is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof or thereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against him in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Understandings or Arrangements. The Purchaser is acquiring the Securities in compliance with applicable securities laws, and in the ordinary course of his business. The Purchaser also represents that the entire legal and beneficial interest of the Securities is being purchased, and will be held, for the Purchaser’s account only (and not for the account of any other Person except as contemplated in Section 5.6), and neither in whole or in part for any other person. The Purchaser understands and acknowledges that (i) the Securities are “restricted securities” as the sale of the Securities in the Investment has not been registered under the Securities Act or under any applicable state securities law or laws of any other jurisdiction and the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available and the Company is under no obligation to register the Securities, (ii) the Securities whether held in book-entry form or certified will have transfer restrictions and include the legend as provided in Section 4.1; and (iii) the Company will make a notation in its records and that of its transfer agent of the aforementioned restrictions on transfer and legends. The Purchaser further acknowledges that he will have reporting and disclosure obligations under the Exchange Act as a result of his investment in the Securities, including becoming an “Insider” for purposes of the Exchange Act and will become subject to the Company’s insider trading policy.

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(c) Purchaser Status. At the time the Purchaser was offered the Securities, he was, and as of the date hereof he is either (i) an “accredited investor” as defined under the Securities Act, or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. In addition, if Purchaser has purchased the Securities pursuant to Regulation S, and the Purchaser represents and warrants that: (i) at the time he was offered the Securities he was not, as of such date and he is not, and throughout the Closing Date he will continue not to be, a “U.S. Person” as that term is defined in Rule 902 of Regulation S; (ii) he has, and will at all times have, executed all documents (including this Agreement and the other Transaction Documents) outside of the United States; (iii) he and all persons acting on the Purchaser’s behalf in connection herewith were outside of the United States when offered the Securities and will be outside of the United States when initiating the Closing and on the Closing Date; and (iv) the Purchaser is not acquiring the Securities for the account or benefit of any “U.S. Person” as that term is defined in Rule 902 of Regulation S. The Purchaser further represents that the Purchaser is not an “underwriter,” “distributor” or a “dealer” (each as defined in the Securities Act). Purchaser is presently a citizen of Israel and the E.U., a bona fide resident of the Republic of Panama, and has no present intention of becoming a resident of any other state, country or jurisdiction.

(d) General Solicitation. The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of the Purchaser, any other general solicitation or general advertising. In addition, the Purchaser has not engaged, nor is he aware that any party has engaged, will not engage or cause any third party to engage in, and is not purchasing the Securities as a result of any “directed selling efforts” (as defined in Rule 902(c) of Regulation S) in the United States.

(e) Experience of Purchaser. The Purchaser, either by reason of his extensive business and finance experience alone or together with the experience of the Purchaser’s professional advisors and representatives (who are unaffiliated with and who are not compensated by the Company or any affiliate), has the requisite knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the Investment in the Securities and to protect the Purchaser’s own interests in connection with the Investment and the other Contemplated Transactions, and has so evaluated the merits and risks of such Investment and the other Contemplated Transactions. The Purchaser realizes that the purchase of the Securities will be a highly speculative investment and involves a high degree of risk, and the Purchaser is able to bear, without impairing his financial condition, to hold the Securities for an indefinite period of time and to suffer the economic risk of the Investment in the Securities and is able to afford a complete loss of such Investment without impairing his financial condition.

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(f) Access to Information. The Purchaser acknowledges that he has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded, (i) the opportunity to ask such questions as he has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable him to evaluate the Investment, including information about the Company’s remaining assets, including cash and cash equivalents; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the Investment. The Purchaser understands that no U.S. or non-U.S. securities regulator or other authority has made any determination or finding relating to the merits or fairness of an investment in the Securities. In making its investment decision, the Purchaser has relied upon the representations and warranties of the Company set forth in this Agreement and the Disclosure Schedules and not any other representation, oral or written, by the Company’s officers or directors.

(g) Certain Transactions and Confidentiality. Other than consummating the Contemplated Transactions, the Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time since January 1, 2025 and will not at any time while the Purchaser is the owner of Preferred Shares. Other than to the parties to this Agreement, or to the Purchaser’s and/or a transferee’s (as contemplated by Section 5.6) representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Purchaser and/or transferee has maintained the confidentiality of all disclosures made to him in connection with the Investment and the other Contemplated Transactions (including the existence and terms of this transaction) in accordance with the Confidentiality Agreement entered into on April 29, 2026 (the “Confidentiality Agreement”).

(h) Director Independence. Each Purchaser Nominee recommended by the Purchaser to the Company shall satisfy the criteria of “independence” under the rules and regulations of the Nasdaq and applicable securities laws.

(i) Purchaser Jurisdiction. The Purchaser has satisfied the full observance of the laws of the jurisdiction to which he is subject in connection with any invitation to subscribe for the Securities, including (i) the legal requirements within the Purchaser’s jurisdiction for the purchase of the Securities; (ii) any foreign exchange restrictions applicable to such purchase; (iii) any governmental or other consents that may need to be obtained; and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. The Purchaser’s purchase and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

(j) Financial Sufficiency. The Purchaser shall at all times as of and after the Effective Date have sufficient cash on hand or other sources of immediately available funds (the “Purchaser Available Funds”) to enable him to timely fulfill and/or satisfy his payment and other financial obligations under this Agreement and the other Transaction Documents, including payment of the Purchase Price at the Closing. All of the Purchaser Available Funds shall not at any time be subject to any Lien. Purchaser represents that his assets comprising the Purchaser Available Funds, wherever located, whether in the U.S. or outside of the U.S., shall be available to satisfy his obligations under this Agreement regardless of where such assets are located and/or due to the Purchaser’s residency in the Republic of Panama or elsewhere.

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the Contemplated Transactions.

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ARTICLE 4.

OTHER AGREEMENTS OF THE PARTIES

4.1 Restrictive Legends. The Purchaser agrees that the Preferred Shares and the Conversion Shares, issued pursuant to exemptions from registration under the Securities Act, shall each bear legends stating that transfer of those Securities is restricted, substantially as follows:

THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY ARE BEING OFFERED AND ISSUED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S OF THE SECURITIES ACT) IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY ARE SUBJECT TO THE TRANSFER RESTRICTION SET FORTH HEREIN AND IN THE SECURITIES PURCHASE AGREEMENT, DATED NOVEMBER 4, 2026 AS AMENDED FROM TIME TO TIME, COPIES OF WHICH ARE AVAILABLE WITH THE SECRETARY OF THE COMPANY.

4.2 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities will result in dilution of the outstanding Common Shares. Subject to compliance with the terms of this Agreement, the Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Conversion Shares pursuant to the Transaction Documents when required in accordance with their terms, are absolute and unconditional, subject only to the terms and conditions of this Agreement, the Share Designations and applicable law, including the BVI Business Companies Act, 2004, and are not subject to any right of set off, counterclaim, delay or reduction except as expressly permitted by those terms and conditions or applicable law.

4.3 Continuation of Public Reporting. The Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act through the date that Shareholder Approval is received

4.4 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction, unless shareholder approval is obtained before the closing of such subsequent transaction.

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4.5 Conversion Procedures. The form of Conversion Notice included in the applicable Share Designations together with the provisions of the applicable Share Designations sets forth the totality of the procedures required of the Purchaser in order to convert the Preferred Shares into Common Shares following receipt of Shareholder Approval. Without limiting the preceding sentence, no ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required in order to convert the Preferred Shares into Conversion Shares. No additional information or instructions shall be required of the Purchaser or transferee thereof to convert the Preferred Shares. The Company shall honor the conversions of the Preferred Shares and shall deliver Conversion Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.6 Bankruptcy. From the Effective Date through the date of Shareholder Approval and subject to the Purchaser complying with his obligations under this Agreement, the Company shall not voluntarily initiate, or cause to be initiated, any insolvency proceeding for itself, unless required by applicable law. Nothing in this Section 4.6 shall limit the Board of Directors’ fiduciary duties or prevent the Company or the Board of Directors from taking any action required by applicable law or required to discharge the directors’ fiduciary duties under BVI law.

4.7 Securities Laws Disclosure. The Company shall (a) by the Disclosure Time, issue a press release disclosing the material terms of the transactions contemplated by this Agreement and (b) file a Current Report on Form 6-K, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act.

4.8 Stockholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that the Purchaser or any transferee thereof pursuant to the Securities Purchase Rights Transfer Right as a result of the Investment is an “Acquiring Person” under any control share acquisition, business combination, poison pill or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that the Purchaser could be deemed to trigger the provisions of any such plan or arrangement, solely by virtue of the Purchaser’s acquisition and ownership of the Securities under the Transaction Documents. This Section 4.8 does not waive, limit or impair the rights, protections or operation of any rights plan or other anti-takeover arrangement as to any other Person or with respect to any future acquisition by the Purchaser or any transferee in excess of the amount of Securities contemplated by the Transaction Documents.

4.9 Use of Proceeds. The Purchaser is making the Investment in the Company with the understanding, and the parties agree, that the Purchase Price and the Company’s existing cash, including cash of the Legacy Business, shall be applied as set forth in Exhibit B (Flow of Funds), including any cash allocated to NewCo or the Legacy Business in the Reorganization, any compensation payments, the $2,000,000 cash dividend to Legacy Holders and any transaction expenses or cash retained by the Company. The Purchase Price and the Company’s existing cash shall be the sole source of capital and liquidity for funding the current operations, liabilities (whether known, unknown or contingent) and expenses of the Company, NewCo and the Legacy Business, in each case as allocated in Exhibit B, from and after the Effective Date. Any shortfall in the funds available to satisfy the Legacy Liabilities shall be borne solely by NewCo and the Legacy Business, and in no event by the Company following the Closing or by the Purchaser, and the Purchaser shall have no obligation to provide any funds other than the Purchase Price. Except as set forth on the Flow of Funds on Exhibit B or otherwise expressly contemplated by this Agreement, the Company shall not incur any Liabilities outside the ordinary course of business consistent with past practice without the prior written consent of the Purchaser. Promptly following the Closing, the $2,000,000 cash dividend to Legacy Holders shall be declared and paid in accordance with Section 4.18.

4.10 Furnishing of Information; Public Information. Until the time that the Purchaser ceases to own any Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the Effective Date pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

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4.11 Intentionally Omitted.

4.12 Indemnification of the Company. The Purchaser will indemnify and hold the Company and each Company Party harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Company Party may suffer or incur as a result of or relating to (a) any inaccuracy in or breach of or failure to perform any of the representations, warranties, covenants or agreements made by the Purchaser in this Agreement or in the other Transaction Documents or (b) any Securities Purchase Rights Transfer Right, Securities Purchase Rights or with respect to the transferred Securities Purchase Rights and/or transferred Securities. If any action shall be brought against the Company or any Company Party in respect of which indemnity is provided pursuant to this Agreement, then the Company and such Company Party shall promptly notify the Purchaser in writing, and, unless elected by the Company or the Company Party, the Purchaser shall have the right to assume the defense thereof with experienced legal counsel of his own choosing that is acceptable to the Company and/or the Company Party, as applicable. In such case where the Purchaser assumes the defense, any Company Party shall have the right to employ separate legal counsel in any such action and participate in the defense thereof, but the fees and expenses of such legal counsel shall be at the expense of the Company or such Company Party, except to the extent that (i) the employment thereof has been specifically authorized by the Purchaser in writing, (ii) the Purchaser has failed within ten days after notice from the Company or the Company Party to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of legal counsel, a material conflict on any material issue between the position of the Purchaser and the position of the Company and/or such Company Party, in which case, the Purchaser shall be responsible for the reasonable fees and expenses of no more than one such separate legal counsel. Additionally, if the Company or Company Party elects to assume the defense as provided above from the beginning, then the Purchaser in such case shall be responsible for the reasonable fees and expenses of the Company or the Company Party. The Purchaser will not be liable to the Company or any Company Party under this Agreement (y) for any settlement by the Company or a Company Party effected without the Purchaser’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to the Company or any Company Party’s breach of any of the representations, warranties, covenants or agreements made by the Company or such Company Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.12 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Company Party against the Purchaser or others and any liabilities the Purchaser may be subject to pursuant to law. Notwithstanding anything to the contrary herein, the aggregate liability of the Purchaser under this Section 4.12 shall not exceed the aggregate liability cap applicable to the Company under Section 4.13.

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4.13 Indemnification of Purchaser. Subject to the provisions of this Section 4.13 and section 132 of the BVI Business Companies Act (as amended), the Company will indemnify and hold Purchaser, his Affiliates, permitted transferees and agents, and the Purchaser Nominees (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party suffers or incurs as a result of or relating to any inaccuracy in or breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents, provided that: (i) no claim may be made unless written notice of such claim is delivered to the Company before expiration of the applicable survival period under Section 5.9; (ii) no individual claim shall be recoverable unless the loss attributable to such claim exceeds $10,000; (iii) no Purchaser Party shall recover for any special, consequential, or punitive damages, except to the extent paid to a third party; and (iv) except in the case of fraud, the indemnification provided in this Section 4.13 shall be the sole and exclusive monetary remedy for any breach of the Company’s representations and warranties. If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. To the extent that a Purchaser Party fails to provide timely notice of a claim for indemnity under this Section 4.13, and such failure materially prejudices the Company’s ability to defend against such claim, the Company shall have no obligation under this Section 4.13 to indemnify the Purchaser Party for the claim (or portion thereof) that was so affected. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed within twenty (20) days after notice from the Purchaser Party to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.13 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. Notwithstanding anything to the contrary herein, the aggregate liability of the Company under this Section 4.13 shall not exceed Seven Million Dollars (USD $7,000,000), net of any insurance proceeds actually received by the applicable Purchaser Party in respect of the applicable claim. The Purchaser agrees to use commercially reasonable efforts to seek recovery from applicable insurance policies and third parties prior to seeking recovery from the Company and shall not be entitled to duplicative recovery. The rights of the Purchaser Parties to indemnification hereunder shall not be affected by any investigation conducted, or any knowledge acquired, by or on behalf of the Purchaser at any time, and are in addition to, and not limited by, the obligations of NewCo in respect of the Legacy Liabilities under the Spin-Off Documents.

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4.14 Reservation and Listing of Securities.

(a) Except to the extent limited by the Company’s authorized Common Shares, the Company shall maintain a reserve from its duly authorized Common Shares for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents.

(b) If, on any date, the number of authorized but unissued (and otherwise unreserved) Common Shares are less than the Required Minimum on such date, then the Board of Directors shall include a proposal for an amendment to the Company’s Memorandum and Articles of Association to increase the number of authorized but unissued Common Shares to at least the Required Minimum at the Shareholder Meeting.

(c) The Company shall, if applicable: (i) in the time and manner required by the principal Trading Market on which the Common Shares are listed, prepare and file with such Trading Market an additional shares listing application covering a number of Common Shares at least equal to the Required Minimum on the date of such application to the extent permitted by the Trading Market, (ii) take all steps necessary to cause such Common Shares to be listed on such Trading Market which the Common Shares are then listed as soon as possible thereafter, (iii) provide to the Purchaser evidence of such listing and (iv) use commercially reasonable efforts to maintain the listing of such Common Shares on such Trading Market. The Company agrees to use commercially reasonable efforts to maintain the eligibility of the Common Shares for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.15 Certain Company Actions.

(a) Until the duly convened Special Meeting, without the Purchaser’s consent, which shall not be unreasonably withheld, conditioned or delayed, and except as contemplated by this Agreement, including the Contemplated Transactions, the Reorganization and the Spin-Off, or required by applicable law, the Company shall not (i) change the number of directors constituting the entire Board of Directors from six (6) directors or fill any vacancy in the Board of Directors prior to the Special Meeting (except as set forth above in this Agreement), (ii) change the nature of the Company’s operations other than as contemplated by this Agreement, including the Reorganization and the Spin-Off, (iii) incur any debt for borrowed money outside of the ordinary course of business as presently conducted, (iv) guarantee any obligation of any third party, (v) issue any capital stock other than pursuant to obligations to issue Common Shares listed on Schedule 3.1(g) or pursuant to any Company equity incentive plan or other Exempt Issuance, (vi) issue or grant any new Common Share Equivalent, (vii) amend its Memorandum and Articles of Association, or (viii) agree to any of the foregoing. Notwithstanding anything in this Agreement to the contrary, from the Closing until the Spin-Off Record Date, the Company shall not, and the Purchaser shall not cause the Company to, issue any Common Shares or Common Share Equivalents, except for (A) restricted share awards already outstanding as of the Closing and (B) issuances to recipients that, prior to issuance, agree in writing to waive any right to participate in the Spin-Off and the cash dividend or other legacy distribution to Legacy Holders (the “Spin-Off Issuance Restriction”).

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(b) The Company will use commercially reasonable efforts to hold the Special Meeting before the date that is ninety (90) days after the Closing Date, the purposes of which will include, among other things, proposals for shareholder approval of (i) the conversion of all of the Securities into Conversion Shares to the Purchaser in compliance with the rules and regulations of Nasdaq (without regard to any limitations on conversion set forth in the applicable Share Designations), (ii) if required, an increase in the authorized Common Shares to 200,000,000, (iii) the election of Company directors to the Board of Directors, including the Purchaser and the Purchaser Nominees, (iv) an increase in shares available under the existing equity incentive plan by 1,000,000 shares, (v) if required under the BVI Business Companies Act, 2004, the approval of the Reorganization and the Spin-Off, and (vi) a reverse stock split of the Common Shares of the Company in the range of not less than 1-for-2 and not more than 1-for-99, with the specific ratio to be determined by the Board of Directors (provided that such ratio shall not cause the Company to fail to satisfy the minimum publicly held shares requirement of the Trading Market), and, following approval of the proposals at the Special Meeting provided in this Section 4.15(b), to be implemented at the discretion of the Board of Directors once such reverse stock split is permitted under the rules of the Trading Market.

(c) In the event all of the actions in Section 4.15(b) are not approved by the shareholders at the Shareholder Meeting, the Company shall use commercially reasonable efforts to call another shareholder meeting (the “Second Meeting”) within seventy (70) days of the Special Meeting for the purpose of obtaining the Required Approvals, with the recommendation of the Company’s Board of Directors that such proposals are approved, and the Company shall solicit proxies from its shareholders in connection therewith in the same manner as all other management proposals in such proxy statement.

(d) Following the Closing, the Purchaser shall have the right to recommend to the Company up to five (5) individuals (collectively, and together with the initial Purchaser Nominee appointed at the Closing, the “Purchaser Nominees”) and the Purchaser to be nominated for election at the Special Meeting to serve as directors on the Board of Directors. The Company’s Nominating and Corporate Governance Committee may review the qualifications of the Purchaser and each Purchaser Nominee, but shall not withhold its approval of any such individual who satisfies the requirements of applicable law and the Trading Market. Such number of the Purchaser Nominees as is necessary for the Board of Directors to comply with the Nasdaq Listing Rules (or applicable home country practice) shall satisfy the “independence” requirements as set forth by the Nasdaq Listing Rules and under the federal securities laws in order to be nominated to the Board of Directors. The Board of Directors shall take all action necessary to fix the number of directors at a number sufficient to seat the Purchaser and the Purchaser Nominees. The Company shall coordinate the class in which the Purchaser and each Purchaser Nominee shall be nominated to serve on the Board of Directors. The Purchaser and each Purchaser Nominee shall provide the requisite information for purposes of the evaluation of the Company’s Nominating and Corporate Governance Committee and required disclosure in the proxy statement for the Special Meeting. The Company shall use commercially reasonable efforts to cause the Purchaser and the Purchaser Nominees to be elected to the Board of Directors at the Special Meeting. Notwithstanding the foregoing, the rights of the Purchaser provided in this Section 4.15 shall at all times be subject to, and in compliance with, Nasdaq Listing Rule 5640. In the event that Nasdaq informs the Company that it is not in compliance with Nasdaq listing requirements as a result of the Purchaser’s rights contained in this Agreement, the Purchaser shall cooperate with the Company to promptly remedy such non-compliance, including the possibility of proportionately reducing the Purchaser’s right to appoint the Purchaser Nominees hereunder.

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4.16 Participation in Future Financing.

(a) From the date hereof until six (6) months after the Closing Date, upon any issuance by the Company of Common Shares or Common Share Equivalents for cash consideration, Indebtedness or a combination of units thereof (a “Subsequent Financing”), the Purchaser shall have the right to participate therein up to an amount equal to twenty five percent (25%) of the Subsequent Financing or such lesser amount to the extent that the Purchaser no longer holds at least 25% of the issued and outstanding Common Shares (including on an as-converted basis of the Securities then held) (the “Participation Maximum”), on the same terms, conditions and price provided for in the Subsequent Financing. Notwithstanding anything to the contrary, a “Subsequent Financing” shall not include any Exempt Issuance, the Reorganization, the Spin-Off or any distribution of NewCo shares to Legacy Holders, any issuance pursuant to an equity incentive or other equity plan, or any issuance in connection with a reverse stock split, an increase in authorized shares or to maintain or regain compliance with the rules of Nasdaq or any other Trading Market.

(b) At least four (4) Trading Days prior to the closing of the Subsequent Financing, the Company shall deliver to the Purchaser a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask the Purchaser if he wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”). Upon the request of the Purchaser, and only upon a request by the Purchaser, for a Subsequent Financing Notice, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver a Subsequent Financing Notice to the Purchaser, provided that the Purchaser agrees to a customary confidentiality obligation. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

(c) To participate in such Subsequent Financing, the Purchaser must provide written notice to the Company, by not later than 5:30 p.m. (New York City time) on the second (2nd) Trading Day after the Purchaser has received the Pre-Notice or the Subsequent Financing Notice, whichever is later, that the Purchaser wishes to participate in the Subsequent Financing, the amount of the Purchaser’s participation, and representing and warranting that the Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no such notice from the Purchaser as of such second (2nd) Trading Day, the Purchaser shall be deemed to have notified the Company that he does not elect to participate.

(d) If by 5:30 p.m. (New York City time) on the second (2nd) Trading Day after the Purchaser has received the Pre-Notice or the Subsequent Financing Notice, whichever is later, notification by the Purchaser of his wish to participate in the Subsequent Financing is, in the aggregate, less than the total amount of the Participation Maximum, then the Company may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.

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(e) The Company must provide the Purchaser with a second Subsequent Financing Notice, and the Purchaser will again have the right of participation set forth above in this Section 4.16, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within thirty (30) Trading Days after the date of the initial Subsequent Financing Notice.

(f) The Company and the Purchaser agree that if the Purchaser elects to participate in a Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision that, directly or indirectly, will, or is intended to, exclude the Purchaser from participating in a Subsequent Financing, including, but not limited to, provisions whereby the Purchaser shall be required to agree to any restrictions on trading as to any of the Securities purchased hereunder or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this Agreement, without the prior written consent of the Purchaser.

(g) Notwithstanding anything to the contrary in this Section 4.16 and unless otherwise agreed to by the Purchaser, the Company shall either confirm in writing to the Purchaser that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that the Purchaser will not be in possession of any material, non-public information, by the tenth (10th) Business Day following delivery of the Subsequent Financing Notice. If by such tenth (10th) Business Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by the Purchaser, such transaction shall be deemed to have been abandoned and the Purchaser shall not be deemed to be in possession of any material, non-public information with respect to the Company. The obligations in this Section 4.16(g) shall not apply during any such period where the Purchaser is then serving on the Board of Directors.

4.17 Insurance. Prior to the Shareholder Meeting, the Company shall, in its sole discretion, obtain either (i) a “tail” for the Company’s existing director and officer insurance policy(ies) with a claims period of six years from the Closing or (ii) extend the Company’s existing director and officer insurance policy(ies) with coverage for the new directors and officers. The cost of the run-off or tail policy shall be paid from the Purchase Price. The Company shall deliver evidence of the policy prior to the Shareholder Meeting.

4.18 Reorganization and Spin-Off.

(a) Before the Closing, the Board of Directors shall establish a special committee of independent directors (the “Special Committee”). The Board of Directors shall delegate to the Special Committee the exclusive power, authority and discretion of the Board of Directors and the Company with respect to the Reorganization and Spin-Off, the declaration and payment of the cash dividend to Legacy Holders, and all compensation payments, limited to the authority to execute and implement, in accordance with Exhibit B and the Spin-Off Documents, the related transactions, agreements, instructions and payments, without any authority to modify the amounts set forth in Exhibit B or the terms of the Spin-Off Documents (collectively, the “Special Committee Matters”). Promptly following the Closing, the Special Committee shall declare the cash dividend to Legacy Holders contemplated by Exhibit B. The authority of the Special Committee in respect of Special Committee Matters is subject in all respects to meeting the Solvency Test.

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(b) After the Closing, the Company shall complete the Spin-Off within 365 days after the Closing (the “Spin-Off Outside Date”). The Purchaser shall vote his shares in favor of, and shall not revoke, amend or impede, the resolutions relating to the Spin-Off. The Special Committee, the Legacy Business Representative and NewCo shall be responsible for completing the Spin-Off, and all costs of the Reorganization and the Spin-Off shall be Legacy Liabilities. The Purchaser shall not, and shall not cause the Board of Directors or the Company on or after the Closing to, take, direct, cause or engage in any action that, directly or indirectly, would or would reasonably be expected to change the composition of, interfere with, delay, limit, inhibit, restrict or prevent the exercise or performance of the rights and obligations of the Special Committee, including with respect to the Special Committee Matters. Without limiting the foregoing, from the Closing until the later of the completion of the Spin-Off and the payment in full of all distributions to Legacy Holders and all compensation payments, the Company shall continue to pay, solely from the funds allocated to the Legacy Business in Exhibit B, each member of the Special Committee director fees and committee fees, and to reimburse such member’s reasonable out-of-pocket expenses, in each case at rates and on terms no less favorable to such member than those in effect immediately prior to the Effective Date, and shall maintain in full force and effect such member’s rights to indemnification, advancement of expenses and directors’ and officers’ liability insurance coverage; provided that no such fees shall be contingent on, or vary based on, the outcome of any Special Committee Matter.

(c) It shall be a condition to the Spin-Off that the Legacy Business Representative and the Special Committee shall have certified in writing to the Purchaser that, immediately following the Spin-Off, the Company will have no Liabilities other than Liabilities incurred at the direction of the Purchaser after the Closing. Any Liability of the Company not so excluded shall be a Legacy Liability for which NewCo shall be solely responsible.

(d) Prior to the Spin-Off and the declaration and payment of any cash dividend to Legacy Holders, the Board of Directors must be able to determine, and should resolve, on the basis of up-to-date financial information, that the Company meets and will continue as a result of such actions to meet, the Solvency Test.

(e) Conduct of the Legacy Business Pending the Spin-Off. From the Closing until the completion of the Spin-Off, the Company shall cause its subsidiaries to (and the Purchaser shall not direct the Company or its subsidiaries to act inconsistently with the following): (i) conduct the Legacy Business in the ordinary course of business consistent with past practice; (ii) not sell, transfer, assign, dividend, distribute, pledge, encumber or otherwise dispose of any cash, assets or properties of the Legacy Business, other than as contemplated by this Agreement and Exhibit B (Flow of Funds) or in the ordinary course of business consistent with past practice; (iii) preserve and maintain the cash and working capital allocated to the Legacy Business and NewCo in accordance with Exhibit B, and not cause the Legacy Business, NewCo or any subsidiary included in the Legacy Business to incur any indebtedness for borrowed money or guarantee the obligations of any other Person outside the ordinary course of business; (iv) use commercially reasonable efforts to preserve intact the Legacy Business’s business organization, assets and the equity interests in the subsidiaries included in the Legacy Business, and to preserve the Legacy Business’s relationships with its employees, customers, suppliers and other business relations; and (v) not amend the organizational or governance documents of NewCo or any subsidiary included in the Legacy Business, or take any other action that is materially adverse to the Legacy Business, NewCo or the Legacy Holders, in each case without the prior written consent of Roland W. Kohl or his designee (the “Legacy Business Representative”). Nothing in this Section requires the Purchaser, the Company or the Board of Directors to take any action prohibited by applicable law or inconsistent with applicable fiduciary duties.

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(f) The individuals serving as the Company’s officers and management responsible for the day-to-day operation of the Legacy Business immediately prior to the Closing shall continue to manage the Legacy Business as officers or employees of the subsidiaries included in the Legacy Business (and not as officers of the Company) and shall continue to conduct and manage the Legacy Business in the ordinary course pending the Spin-Off, and the Purchaser shall not remove, replace or materially diminish the authority of any such officer or member of management, or otherwise interfere with such individual’s operation of the Legacy Business, without the prior written consent of the Legacy Business Representative.

(g) The Purchaser irrevocably waives, for himself, his Affiliates and any transferees, and acknowledges and agrees that the Company enters into this Agreement in reliance upon such waiver, any right to receive NewCo shares or any other part of the Spin-Off, and any right to receive or participate in the cash dividend or other legacy distribution to Legacy Holders, in respect of Preferred Shares, Conversion Shares or any other Company security. The Share Designations shall state that the Preferred Shares and the Conversion Shares do not participate in the Spin-Off and shall include a waiver of any as-converted or anti-dilution adjustment resulting from the Spin-Off. No cash dividend or other distribution made to Legacy Holders in connection with the Reorganization or Spin-Off shall accrue on or be payable with respect to the Preferred Shares or the underlying Common Shares. Notwithstanding anything in this Agreement or any other Transaction Document to the contrary, until completion of the Spin-Off, the Purchaser shall not transfer, sell, pledge or otherwise dispose of, or request, seek or permit the registration for resale of, any Preferred Shares or Conversion Shares, unless the transferees of such shares, prior to such transfer, agree in writing to waive any right to participate in the Spin-Off and the cash dividend or other legacy distribution to Legacy Holders (the “Spin-Off Transfer Restriction”); provided, however, that this Section 4.18(g) shall not prohibit the registration for resale and sale of up to five percent (5%) of the outstanding Common Shares as expressly permitted by Section 4.23.

(h) The parties acknowledge that a breach of this Section 4.18 may cause irreparable harm and that specific performance, including an order compelling completion of the Reorganization or Spin-Off, shall be available as a remedy. The covenants in this Section 4.18 shall survive the Closing.

(i) If the Spin-Off has not been completed by the Spin-Off Outside Date, other than as a result of the Purchaser’s breach of this Section 4.18, the Company may transfer all of the outstanding shares of NewCo to a liquidating trust for the benefit of the Legacy Holders or to the Legacy Business Representative (or his designee) for nominal consideration, in either case with NewCo retaining all Legacy Liabilities, and upon such transfer the Spin-Off Issuance Restriction and the Spin-Off Transfer Restriction shall terminate.

4.19 Tax Matters. Each party shall bear its own income, franchise and other taxes arising from its ownership, activities and obligations under the Transaction Documents, except as otherwise expressly provided herein. The Company shall bear all transfer, stamp, documentary, registration and similar taxes imposed in connection with the issuance or delivery of the Securities to the Purchaser, consistent with Section 5.1(b). The parties shall reasonably cooperate in connection with tax matters relating to the Reorganization and the Spin-Off; provided that the Company makes no representation or warranty regarding the tax treatment of the Spin-Off to the Purchaser, any Legacy Holder or any other holder. Notwithstanding the foregoing, all taxes of the Company and its subsidiaries attributable to any period (or portion thereof) ending on or before the Closing Date, and all taxes, stamp duties and similar charges arising from the Reorganization or the Spin-Off (including any People’s Republic of China indirect transfer tax and Hong Kong stamp duty), shall be Legacy Liabilities.

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4.20 Conduct of Business Prior to Closing. Except as otherwise contemplated by this Agreement (including the Reorganization and the Spin-Off), as required by applicable law, or as consented to in writing by the Purchaser (such consent not to be unreasonably withheld, conditioned or delayed), from the Effective Date until the earlier of the Closing and the valid termination of this Agreement in accordance with Section 4.21, the Company shall use commercially reasonable efforts to (a) conduct its business in the ordinary course of business consistent with past practice and (b) preserve intact in all material respects its business organization, assets and relationships with its material customers, suppliers, employees and other business relations. From the Effective Date until the earlier of the Closing and such termination, each party shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary to satisfy the closing conditions set forth in Section 2.4 and to consummate the Closing as promptly as practicable. From the Effective Date until the earlier of the Closing and such termination, the Company shall not, and shall cause its subsidiaries and representatives not to, solicit, initiate, knowingly encourage or enter into any discussions or agreement with any Person other than the Purchaser regarding any issuance of a controlling interest in the Company, merger, sale of all or substantially all of the assets of the Company or similar transaction (the “No-Shop Covenant”). This Section 4.20 supplements, and does not limit, the restrictions set forth in Section 4.15.

4.21 Termination. This Agreement may be terminated, and the Contemplated Transactions abandoned, at any time prior to the Closing: (a) by the mutual written consent of the Company and the Purchaser; (b) by either the Company or the Purchaser, upon written notice to the other, if the Closing shall not have occurred on or before November 30, 2026 (the “Outside Date”), provided that the right to terminate under this clause (b) shall not be available to any party whose breach of, or failure to perform under, this Agreement has been the primary cause of, or primarily resulted in, the failure of the Closing to occur on or before the Outside Date; (c) by either the Company or the Purchaser, upon written notice to the other, if any court or governmental authority of competent jurisdiction shall have issued or entered a final and non-appealable order, or enacted any law, permanently restraining, enjoining or otherwise prohibiting the consummation of the Contemplated Transactions; (d) by the Company, upon written notice to the Purchaser, if the Purchaser shall have breached or failed to perform any of his representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 2.4(a) and (ii) is incapable of being cured by the Outside Date or, if curable, is not cured within ten (10) Business Days after the Purchaser’s receipt of written notice thereof from the Company, provided that the Company is not then in material breach of this Agreement; (e) by the Purchaser, upon written notice to the Company, if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 2.4(b) and (ii) is incapable of being cured by the Outside Date or, if curable, is not cured within ten (10) Business Days after the Company’s receipt of written notice thereof from the Purchaser, provided that the Purchaser is not then in material breach of this Agreement; and (f) by the Purchaser, upon written notice to the Company, if the Board of Directors withdraws or adversely modifies its approval of this Agreement or its recommendation of the proposals set forth in Section 4.15(b), or if the Company breaches the No-Shop Covenant.

4.22 Effect of Termination. In the event of the valid termination of this Agreement pursuant to Section 4.21, this Agreement shall forthwith become void and have no further force or effect, and there shall be no liability or obligation on the part of any party (or its or his respective Affiliates, directors, officers, employees, agents or representatives), except that: (a) if this Agreement is terminated by the Purchaser pursuant to Section 4.21(e) or (f), the Company shall reimburse the Purchaser for his reasonable and documented out-of-pocket expenses incurred in connection with this Agreement, up to $150,000; (b) if this Agreement is terminated by the Company pursuant to Section 4.21(d), the Purchaser shall reimburse the Company for his reasonable and documented out-of-pocket expenses incurred in connection with this Agreement, up to $150,000; and (c) no such termination shall relieve any party from liability or damages resulting from fraud or from any willful and material breach by such party of this Agreement occurring prior to such termination. The definitions in Article 1, this Section 4.22, Section 5.1 (Fees and Expenses), the Confidentiality Agreement, and the other provisions of Article 5 that by their terms are intended to survive shall survive such termination.

4.23 Demand Registration Rights. The Company shall (i) file a resale registration statement on Form F-3 (if available) or Form F-1, registering Conversion Shares held by the Purchaser following his initial conversion of the Series AAA Preferred Shares (the “Conversion”) in an amount up to five percent (5%) of the outstanding Common Shares; provided that the legends borne by the Conversion Shares make clear that the Conversion Shares do not participate in, and carry no right to, the Spin-Off or any cash dividend or other distribution to Legacy Holders in the hands of the Purchaser or any subsequent holder thereof, and such registration statement shall be filed by the Company within 30 days after the date of the Conversion, and (ii) use best efforts to cause the effectiveness of such registration statement as soon as possible thereafter.

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ARTICLE 5.

MISCELLANEOUS

5.1 Fees and Expenses.

(a) Except as expressly set forth in the Transaction Documents to the contrary, including, inter alia, each party shall otherwise pay the fees and expenses of its or his advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement and the consummation of the Contemplated Transactions. The Company’s transaction expenses shall be paid from the Purchase Price pursuant to Exhibit B.

(b) The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any conversion notice delivered by the Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchaser.

5.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by internationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.4 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any amendment effected in accordance with this Section 5.4 shall be binding upon the Purchaser and holder of Securities and the Company.

5.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

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5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party (other than by operation of law), except pursuant to the Securities Purchase Rights Transfer Right; provided that such transferee agrees in writing with the Company and Lazar to be bound by this Agreement and the applicable Transaction Documents. Upon any such transfer, the transferee shall assume the Purchaser’s obligations under Article 4 with respect to the transferred rights and Securities, and the Purchaser shall be released therefrom to such extent.

5.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced or waived by, any other Person, except for a transferee or Purchaser pursuant to the Securities Purchase Rights Transfer Right and in accordance with Section 5.6.

5.8 Governing Law. All questions concerning the construction, validity, performance, enforcement and interpretation of this Agreement and the other Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the Contemplated Transactions (whether brought against a party hereto or its or his respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it or he, as the case may be, is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it or he, as the case may be, under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its or his reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding. The Purchaser resides in the Republic of Panama and does hereby represent that this Section 5.8 is and will remain enforceable and binding on him and he waives any right to contest the enforceability or the governing law, personal jurisdiction and/or venue.

5.9 Survival. The Company’s representations and warranties contained in this Agreement shall survive the Closing for twelve (12) months after the Closing, except for the Company’s representations and warranties contained in Sections 3.1(a), 3.1(b), 3.1(c), 3.1(d), 3.1(f), 3.1(g), 3.1(i), 3.1(z) and 3.1(aa), which shall survive until the date that is sixty (60) days following the expiration of the applicable statute of limitations. Any claim for indemnification under Section 4.13 must be brought by written notice delivered before expiration of the applicable survival period. The Purchaser’s representations and warranties contained in this Agreement (and correspondingly any transferee(s)’ representations and warranties, as applicable) shall survive the Closing for twelve (12) months after the Closing. The covenants and agreements of the parties shall survive the Closing until fully performed in accordance with their terms.

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5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file or other electronic signing created on an electronic platform (such as DocuSign), such signature shall be deemed to have been duly and validly delivered and shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

5.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.12 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, either party may rescind or withdraw, upon written notice to the other party, any relevant notice, demand or election if the other party does not timely perform its related obligations within the periods therein provided and fails to cure such failure within 7 Business Days after written notice. This right is mutual and may not be used to rescind, unwind or invalidate the issuance of any Securities, the Reorganization or the Spin-Off once effected. Any exercise of this Section 5.12 shall be subject to applicable law and shall not limit any accrued rights or equitable remedies.

5.13 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

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5.15 Payment Set Aside. To the extent that either party makes a payment or payments to the other party pursuant to any Transaction Document or either party enforces or exercises it or his rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to such party, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.16 Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.17 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken, or such right may be exercised on the next succeeding Business Day.

5.18 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and Common Shares in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Shares that occur after the date of this Agreement. References in this Agreement to stock, stockholders, stockholder approval and similar U.S. corporate terms shall be construed as references to shares, members or shareholders, and member resolutions, respectively, under the BVI Business Companies Act, 2004 and the Company’s Memorandum and Articles of Association. Unless this Agreement expressly provides otherwise, each definition applies (a) for purposes of this entire Agreement, and (b) to both the singular and plural forms (and other grammatical variations) of the defined term. Unless the context indicates otherwise, each pronoun shall be deemed to include the masculine, feminine, neuter, singular and plural forms. The terms “including”, “includes”, “include”, and words of like import shall be construed broadly as if followed by the words “without limitation” or “but not limited to”. Article, Section, Schedule and Exhibit references are to the Articles, Sections, Schedules and Exhibits of this Agreement unless otherwise specified. Any capitalized terms used in any Schedule or Exhibit attached to this Agreement and not otherwise defined shall have the meanings set forth in this Agreement. The words describing the singular number will include the plural and vice versa. All references to “dollars” or “$” will be deemed references to the lawful money of the United States of America.

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5.19 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVE FOREVER TRIAL BY JURY.

5.20 Non-Reliance; Exclusive Representations. The representations and warranties of the Company set forth in Article 3 are the exclusive representations and warranties made by the Company in connection with the Contemplated Transactions. The Purchaser acknowledges that he has conducted, and has had the opportunity to conduct, his own investigation and diligence and is not relying on any extra-contractual statement, representation, projection, forecast, estimate, business plan, or teaser material or other information, whether written or oral, except for the express representations and warranties set forth in Article 3.

5.21 Exclusive Remedy; Liability Cap. Except in the case of fraud and except for equitable remedies expressly provided in the Transaction Documents, including the remedies expressly provided under Section 4.18, the indemnification provisions of this Agreement are the sole and exclusive remedy of any party for any breach of any representation, warranty, covenant or agreement in the Transaction Documents. The total aggregate liability of the Company under the Transaction Documents shall not exceed the applicable caps set forth in Section 4.13, and no party shall be entitled to duplicate recovery for the same loss.

5.22 Further Assurances; Spin-Off Cooperation. The Purchaser shall execute and deliver such documents and take such other actions as the Company may reasonably request to facilitate and give effect to the Reorganization and the Spin-Off, consistent with Section 4.18 and applicable law. The Purchaser shall not, after the Closing, cause or direct the Company or any of its subsidiaries to take any action that would frustrate, delay or impair the Spin-Off or the delivery of value to the Legacy Holders, and shall vote his shares and exercise his rights in a manner consistent with the foregoing. Nothing in this Section requires the Purchaser, the Company or the Board of Directors to take any action prohibited by applicable law or inconsistent with applicable fiduciary duties.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HIGHWAY HOLDINGS LIMITED		Address for Notice:

By:	/s/ Roland W. Kohl	Highway Holdings Limited
Name:	Roland W. Kohl	Suite 1801, Level 18, Landmark
Its:	Chief Executive Officer	North 39 Lung Sum Avenue
Sheung Shui
New Territories, Hong Kong
Attention: Roland W. Kohl, Chief Executive Officer

Email address: roland.kohl@highwayholdings.com

With a copy to (which shall not constitute notice): TroyGould PC 1801 Century Park East, Suite 1600 Los Angeles, CA 90067 Attention: Tom Li, tli@troygould.com

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR THE PURCHASER FOLLOWS]

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THE PURCHASER SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

PURCHASER:

DAVID LAZAR	Address for Notice:

/s/ David Lazar	[Redacted – personal information]

With a copy to (which shall not constitute notice): ABZ Law Offices Attn: Avraham Ben-Tzvi, Adv. 28 General Pierre Koenig, Floor 3 Jerusalem, Israel E-mail: abz@abz-law.com	E-Mail: david@activistinvestingllc.com

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EXHIBIT A

AMENDMENT TO MEMORANDUM & ARTICLES OF ASSOCIATION

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EXHIBIT B

FLOW OF FUNDS

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EXHIBIT C

WIRE INSTRUCTIONS

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EXHIBIT D

VOTING AGREEMENT

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Schedule 2.3

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